Exhibit 4.1

PROMISSORY NOTE

May __, 2015	US$50,000

FOR VALUE RECEIVED, ONE LOVE GARDEN SUPPLY LLC, a limited liability company organized under the laws of the State of Colorado (the “Company”), hereby promises to pay to the order of MICHAEL LEAGO AND ASHLEY N. HOLLOW, individuals with an address at 3620 Walnut Street, Boulder, CO 80301, or its successors or assigns (the “Holder”), in accordance with Schedule I attached hereto and the terms hereof, the principal amount of Fifty Thousand and 00/100 United States Dollars (US$50,000) (the “Note”).

1.             Payments of Principal.

(a)           Payment of Principal. Each fiscal quarter, upon the Company recording on its financial statements Forty Thousand and 00/100 United States Dollars ($40,000) in US GAAP Net Income (“Net Income”) from sales of the Company’s products (the “Net Income Threshold”), the Company shall pay to the Holder Thirty Three Percent (33%) of the Company’s Net Income generated above the Net Income Threshold. This Promissory Note shall bear zero (0) interest. The obligations owed hereunder shall extinguish upon the earlier of (i) payment(s) by Company in an amount equal to $50,000 in the aggregate or (ii) one (1) year from the date hereof (the “Maturity Date”). There shall be no obligations owed hereunder commencing on the Maturity Date.

(b)           General Payment Provisions. All payments of principal on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed. The Company hereby waives any rights which it may have to receive salary or other sums in consideration of employment without offset pursuant to any Colorado or New Jersey state or federal law.

(c)           Optional Prepayment. At any time, the Company may pre-pay this Note without penalty and, upon such prepayment in full, the Holder shall have no further rights under this Note.

2.             Defaults and Remedies.

(a)           Events of Default. An “Event of Default” means: (i) a default in payment of principal on this Note; (ii) failure by the Company to comply with any material provision of this Note, as set forth in such notice; (iii) the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined herein): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) days. “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

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(b)           Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of the principal amount under this Note to be due and payable immediately. The Holder may exercise any or all rights under this Note and/or take any other action in law or equity. Any election of any right or remedy will not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

(c)           Holder Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Holder as the Company’s attorney-in-fact, with full authority in the name, place and stead of the Company, from time to time in the Holder’s discretion upon the occurrence and during the continuance of an Event of Default to take any action and to execute any document which the Holder may deem necessary or advisable to accomplish the purposes of this Note.

3.             Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

4.             Cancellation. On earlier of the Maturity Date, or after all principal at any time owed on this Note has been paid in full and the Holder acknowledges the same in writing, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

5.             Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

6.             Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New Jersey, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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7.             Indemnity and Expenses. The Company agrees:

(a)            To indemnify and hold harmless the Holder and each of its partners, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b)            To pay and reimburse, as the case may be, the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Note, the repayment of any or all of the principal owed pursuant hereto, and the termination of this Note.

8.             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity

9.             Advice of Counsel. The Company hereby acknowledges that (i) such party has been, and hereby is, advised to seek legal counsel and to review this Note with legal counsel of such party's choice, and (ii) such party has sought such legal counsel, which such legal counsel has reviewed the Note, or hereby waives the right to do so.

10.           Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

11.           Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.           Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the date below.

ONE LOVE GARDEN SUPPLY LLC

By: Jeffrey Beverly

Date: May __, 2015

Principal Amount: US$50,000

[ Signature Page to Promissory Note ]

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SCHEDULE I

Holder	One Love Garden Supply Membership Interests Held	Percentage of Payment Distribution Due to Holder Under the Note
Michael Leago	300 Class A Units	30%
Ashley N. Hollow	700 Class A Units	70%

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